Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

December 19, 2008	Contact: Helen W. Cornell Executive Vice President, Finance & CFO (217) 228-8209
GARDNER DENVER, INC. ANNOUNCES RESTRUCTURING INITIATIVES AND
UPDATED GUIDANCE FOR THE FOURTH QUARTER OF 2008
QUINCY, IL (December 19, 2008) — Gardner Denver, Inc. (NYSE: GDI) announced restructuring initiatives that are expected to be completed in 2009. These initiatives are driven by both deteriorating global economic conditions and the integration of the Company’s October 2008 acquisition of CompAir Holdings Limited (“CompAir”).
The Company began aggressive cost reduction activities in the third quarter of 2009, in recognition of a slowing global economy. As a result of the continued deterioration in end market conditions in excess of previous expectations, the Company is responding with further cost reduction actions, including a reduction of its global salaried workforce, implementing a hiring freeze and strict controls on discretionary spending. The Company notified employees representing approximately 9% of its global salaried workforce that their positions would be eliminated within the next nine months, with the majority of affected employees expected to leave the organization by the second quarter of 2009. The Company also announced a manufacturing plant closure in the U.K. as a part of its integration of CompAir. The Company expects to record an additional charge of approximately $5 million in the fourth quarter of 2008, primarily related to severance expense associated with these actions, reducing diluted earnings per share (“DEPS”) by approximately $0.07. These initiatives are expected to reduce costs by approximately $7 million in 2009.
“Orders for our products serving industrial end market segments, in particular in the U.S. and Europe, have slowed significantly faster than was originally expected,” stated Barry L. Pennypacker, Gardner Denver’s President and Chief Executive Officer. “Demand for these products tends to correlate with the level of manufacturing capacity utilization. The rapid decline in industrial production in the U.S. and Europe has resulted in reduced levels of capacity utilization and deferred purchases of capital equipment such as compressor packages. The decline in demand has translated into lower revenues, operating margin and diluted earnings per share. “At present, we are uncertain how long orders will remain at these depressed levels. However, management has proactively identified opportunities to reduce costs and we plan to continue to rationalize our manufacturing footprint.

“Our previously announced plant closures and profit improvement initiatives are on track to be completed by the end of December 2008 and the costs and expected benefits of these projects are consistent with our previous projections. We remain committed to aligning our business structure with our goal of operating excellence using the principles of the ‘Gardner Denver Way.’ We are pressing ahead with our efforts to lean out our manufacturing and administrative processes, reduce overhead and streamline operations to improve efficiencies. We are pleased with progress made to date in the integration of CompAir and believe incremental synergies are available, including our ability to leverage the combined supply chain to reduce material costs. As a result of these efforts, we expect to be well positioned when demand for industrial equipment recovers and remain focused on progressing toward the Company’s long-term operating margin improvement goals. Our lean efforts are already producing benefits in the form of increased cash flows, which we are using to repay debt and improve the Company’s liquidity position.”
Unfavorable changes in foreign currency exchange rates, primarily attributable to the strengthening of the U.S. dollar (“USD”) relative to the Euro and British pound sterling (“GBP”) during October and November, have lowered the USD equivalent earnings of our foreign operations more than anticipated in the Company’s previous forecast. For the fourth quarter of 2008, DEPS is expected to be lower by approximately $0.05 as a result of the strengthening of the USD against the Euro and GBP since the time the guidance was originally issued.
The Company previously provided a fourth quarter 2008 DEPS guidance range of $0.77 to $0.83, which included restructuring charges of approximately $0.06 but did not reflect the further reduction in revenue volume, the incremental restructuring expenses, and unfavorable changes in foreign currency exchange rates. Accordingly, the Company has revised its fourth quarter guidance to $0.48 to $0.52, to incorporate these adjustments. Full-year DEPS are preliminarily projected to be in the range of $3.00 to $3.04, compared to a previous forecast of $3.29 to $3.35. The Company intends to provide its initial full-year 2009 DEPS guidance range when it releases earnings for the fourth quarter of 2008 on or about February 12, 2009.
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. The words “anticipate,” “preliminary,” “expect,” “believe,” “intent,” “plan to,” “will,” “foresee,” “project,” “forecast,” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that forward-looking statements are subject to known and unknown risks, uncertainties, and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These known and unknown risks, uncertainties, and other factors could cause actual results to differ materially from those matters expressed in, anticipated by or implied by such forward-looking statements.

These risks and factors include, but are not limited to: (1) the Company’s exposure to economic downturns and market cycles, particularly the level of oil and natural gas prices and oil and natural gas drilling production, which affect demand for the Company’s petroleum products, and industrial production and manufacturing capacity utilization rates, which affect demand for the Company’s compressor and vacuum products; (2) the risks associated with the current global economic crisis and its impact on capital markets, liquidity, and the Company’s suppliers and customers; (3) the risks associated with intense competition in the Company’s market segments, particularly the pricing of the Company’s products; (4) economic, political and other risks associated with the Company’s international sales and operations, including changes in currency exchange rates (primarily between the USD, the Euro, the GBP and the Chinese yuan); (5) the risks that the integration of the CompAir acquisition disrupts the plans and operations of the Company, CompAir, or both and the potential difficulties of employee retention as a result of the acquisition; (6) the ability to continue to identify and realize the expected financial and other benefits of profit improvement initiatives; (7) the risks of large or rapid increases in raw material costs or substantial decreases in their availability, and the Company’s dependence on particular suppliers, particularly iron casting and other metal suppliers; (8) the risks that the Company will not realize the expected financial and other benefits from the acquisition of CompAir; (9) the ability to continue to identify and complete strategic acquisitions and effectively integrate such acquired companies to achieve desired financial benefits; (10) the ability to attract and retain quality executive management and other key personnel; (11) the risks associated with potential product liability and warranty claims due to the nature of the Company’s products; (12) the risk of regulatory noncompliance; (13) the risks associated with environmental compliance costs and liabilities; (14) the risks associated with pending asbestos and silica personal injury lawsuits; (15) the risk of possible future charges if the Company determines that the value of goodwill and other intangible assets, representing a significant portion of the Company’s total assets, are impaired; (16) the risk that communication or information systems failure may disrupt our business and result in financial loss and liability to our customers; (17) the risks associated with enforcing the Company’s intellectual property rights and defending against potential intellectual property claims; and (18) the ability to avoid employee work stoppages and other labor difficulties. The foregoing factors should not be construed as exhaustive and should be read together with important information regarding risks and factors that may affect the Company’s future performance set forth in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, as updated in the Company’s Form 10-Q for the quarter ended September 30, 2008, and other public reports filed with the Securities and Exchange Commission.
These statements reflect the current views and assumptions of management with respect to future events. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future. The inclusion of any statement in this release does not constitute admission by the Company or any other person that the events or circumstances described in such statement are material.

Gardner Denver, Inc., with 2007 revenues of $1.9 billion, is a leading worldwide manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment serving chemical, petroleum, and food industries. Gardner Denver’s news releases are available by visiting the Investor Relations page on the Company’s website (www.gardnerdenver.com).
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